EXHIBIT 99.1

China Direct Industries to Present at the Brean Murray Carret & Co. 2009 China Growth Conference in New York on November 20, 2009

Deerfield Beach, FL – November 12, 2009 - China Direct Industries, Inc. (“China Direct Industries”) (NASDAQ: CDII), a U.S. owned, holding company operating in China in two core business segments, pure magnesium production and distribution of basic materials, will present at the 2009 China Growth Conference presented by Brean Murray Carret & Co. to be held on November 19-20, 2009 at the Millennium Broadway Hotel, New York, New York.  China Direct Industries will present at this conference on Friday, November 20, 2009 at 11:20 AM.

Management of China Direct Industries will provide a discussion of its overall business operations and corporate strategy as well as meet in scheduled sessions with institutional investors. If you would like more detailed information on the conference, the presentation, or one-on-one meeting schedules at the conference please contact the organizer of the event. Institutional investors seeking to arrange a one on one meeting or teleconference outside of the conference can contact Lillian Wong at (954) 363-7333.

About China Direct Industries, Inc.

China Direct Industries, Inc. (NASDAQ: CDII), is a U.S. owned, holding company operating in China in two core business segments, pure magnesium production and distribution and distribution of basic materials in China. China Direct Industries also provides advisory services to China based companies in competing in the global economy. Headquartered in Deerfield Beach, Florida, China Direct Industries operates 10 subsidiaries throughout China. This infrastructure creates a platform to expand business opportunities globally while effectively and efficiently accessing the U.S. capital markets. For more information about China Direct Industries, please visit http://www.cdii.net.

Contact Information:

For the Company:

China Direct Industries, Inc.

Richard Galterio or Lillian Wong

Investor Relations

Phone: 1-877-China-57

Email: richard.galterio@cdii.net

lillian.wong@cdii.net